                                                                    Exhibit 10.1
                                                                    ------------



February 10, 2000


Mr. Donald L. Drakeman
President and Chief Executive Officer
Medarex, Inc.
707 State Road 206, Suite 206
Princeton, N.J. 08540

                             RE:  Letter of Intent
                                  ----------------

Dear Don:

I.   Introduction
     ------------

Per our recent discussions, this document will serve as a legally binding and fully enforceable Letter of Intent ("Letter") between Eos Biotechnology, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal offices at 225A Gateway Boulevard, South San Francisco, California, 94080, and Medarex, Inc., a New Jersey corporation having its principal offices at 707 State Road 206, Princeton, NJ, 08540.

Medarex, Inc., ("Medarex") is the sole and exclusive owner of certain transgenic mice useful for the preparation of fully human monoclonal antibodies. Medarex and Eos Biotechnology, Inc. ("Eos") entered into a Research and Commercialization Agreement effective August 2, 1999 under which Eos makes periodic payments to Medarex in exchange for access to such antibodies. Such payments take the form of Immunization Fees, Evaluation Period Extension Fees, Commercial License Fees, Milestone Payments and Royalties. The Parties are also currently negotiating the Amended and Restated Research and Commercialization Agreement (the "Prior Agreement).

The Purpose of the Letter is to state the Parties' intention and understanding with respect to entering into a more extensive collaboration in which they will share earnings and expenses associated with certain products in certain fields, to the extent that such products reach a certain stage in their development. This Letter outlines generally the agreed upon areas of cooperation and the framework for definitive agreements; this Letter is not intended to contain an all-inclusive list of the terms of such definitive agreements.

Other product candidates will be commercially developed by Eos and/or a large pharmaceutical or biotechnology development collaborator to which Eos may license a significant portion of the remaining Eos generated Product Candidates, with remuneration to Medarex as set forth in the Prior Agreement, subject to
Section III I 2 thereof. In each instance, the ownership of intellectual property shall be as set forth in the Prior Agreement if it is executed.

The Parties intend to be legally bound by both the business and legal terms of this Letter, and in consideration of the mutual covenants set forth herein, hereby agree to the provisions set forth below. This Letter shall remain in full force and effect unless and until superseded by the execution and delivery of such definitive agreements as may be necessary to establish the alliances and arrangements intended by the Parties as set forth in this Letter, or until otherwise terminated consistent with the provisions contained herein.

II.  Definitions:
     -----------

"Alliance" means the collaboration to share rights, interests and obligations exclusive of intellectual property between Medarex and Eos pursuant to the terms embodied in this Letter.

"First Field" [*****].

"Follow-on Product Candidate" [*****].

"Follow-on Product Opportunity" means any proposal to generate a Follow-on Product Candidate.

"Party" means either Medarex or Eos or if plural, both Medarex and Eos.

"Pharmaceutical Collaborator" means a pharmaceutical or biotechnology company with which Eos contracts to provide certain rights to license Product Candidates in the First Field.

"Product Candidate" means a fully human therapeutic antibody (or portion thereof) that has completed its first Successful Phase IIa Clinical Trial.

"Reversion Product" means a Product Candidate in the First Field that has been rejected for licensing by the Pharmaceutical Collaborator.

"Selection"or "Select" [*****].

"Selection Period" means the five year period commencing upon the completion date of the first Successful Phase IIa Clinical Trial for the first Product Candidate, and any extensions thereof, during which time the Alliance shall have the ability to Select the offered Product Candidates (as provided below) as Shared Products.

-----------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

"Shared Products" means all Selected Product Candidates and all Reversion Products and Follow-on Product Candidates that are accepted by the Alliance for development and commercialization by the Alliance.

"Successful Phase IIa Clinical Trial" means a clinical study that provides sufficient evidence of validity of a therapeutic concept and adequate safety in a patient population to reasonably support further investigation of the safety and efficacy of the therapeutic candidate in further clinical studies. A Phase IIa trial may include fewer than 100 patients.

III. Key Business Terms:
     ------------------

A.   Product Sharing.  Medarex and Eos will share equally (50:50) all Shared
     ---------------
Product rights, interests and obligations of the Alliance contemplated by this Letter. The Alliance shall have the right to Select no fewer than six (6) and no more than nine (9) Shared Products, and in addition the Alliance shall have rights to [*****]. Eos agrees to use commercially reasonable efforts to offer to the Alliance a sufficient number of Product Candidates such that the Alliance can Select as a minimum six (6), or if greater the same number of Product Candidates in the First Field Selected by the Pharmaceutical Collaborator and/or Eos but not more than a total of nine (9).

B.   Selection Process for Shared Products in the First Field.  [*****]
     --------------------------------------------------------

C.   Disposition of Product Candidates.  If the Alliance rejects a Product
     ---------------------------------
Candidate because Medarex refuses to accept that Product Candidate as a Shared Product, the Product Candidate will remain the property of Eos and Medarex will not have any buy-back or other rights thereto.

D.   Rights to Follow-on Product Candidates. By accepting a Product Candidate as
     --------------------------------------
a Shared Product, the Alliance receives from Eos and Medarex exclusive rights to be offered any and all Follow-on Product Candidates for Shared Products.

E.   Presentation of Follow-on Product Opportunities.  [*****]
     -----------------------------------------------

3. The Parties may mutually agree NOT to pursue a Follow-on Product Opportunity. In such event, the Follow-on Product Opportunity proposal will be deemed not to have been made and if revived, must be presented again to the Alliance.

4. If the development team cannot agree within the applicable thirty day period to pursue a particular Follow-on Product Opportunity, and one Party (the Affirmative Party) wishes to proceed with research and development work on such Follow-on Product Opportunity, the Affirmative Party may decide to pursue the Follow-on Product Opportunity without the participation of the other Party (the Declining Party). [*****]

-----------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

     i) Follow-on Product Opportunities Utilizing Proprietary Technology. Should the Follow-on Product Opportunity and resulting Follow-on Product Candidate utilize technology for which the Declining Party and not the Affirmative Party has proprietary rights, the Parties will, prior to the initiation of research and development activities, negotiate in good faith commercially reasonable milestone and royalty rates to be paid to the Declining Party for such Follow-on Product Candidate. [*****]

     ii) Follow-on Product Opportunities Not Utilizing Proprietary Technology. Should the Affirmative Party pursuing alone the Follow-on Product Opportunity and Follow-on Product Candidate NOT need to license proprietary technology from the Declining Party, that Affirmative Party will pay to the Declining Party the following milestones and royalties:

          [*****]

F.   Rights to Product Candidates outside the First Field.  [*****]
     ----------------------------------------------------

G.   Alliance Management and Decision-Making.
     ---------------------------------------

     1.   Development Team.  The Alliance will include a development team
          ----------------
consisting of two representatives from each Party [*****]. The development Team will be responsible for planning and decisions regarding Shared Products and Follow-on Product Candidates. Either Party may change any or all of its respective development team representatives upon 30-days written notice to the other Party. All decisions of the development team will be unanimous.

     2.   Resolution of Development Team Disputes.  In the event the development
          ---------------------------------------
team cannot achieve unanimity within a reasonable period of time to be negotiated by the Parties, the CEOs will mutually agree upon the proper course of action. [*****]

H.   Buy-back Rights for Declined Shared Products.  [*****]
     --------------------------------------------

I.   Manufacturing of Product Candidates.  [*****]
     -----------------------------------

J.   Medarex Payments/Credits to Eos.  Medarex will provide Eos with the
     -------------------------------
following consideration:

     1. $5 million (five million and no/100 dollars) cash due and payable to Eos within thirty (30) days of the Closing Date or May 15, 2000, whichever is sooner. This payment shall be a nonrefundable contribution to Eos' efforts in developing Product Candidates, and Eos will apply such funds towards developing Product Candidates.

-----------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

          Medarex will also, within thirty (30) days of the Closing Date or May 15, 2000, whichever is sooner, deposit $20 million (twenty million and no/100 dollars) in a third party interest-bearing escrow account for which account the escrow instructions are attached hereto as Exhibit B;

and

     2. a credit of $75 million which Eos may apply at its discretion against any and all commercial license fees, milestone payments and royalties that Eos would otherwise owe to Medarex under the Prior Agreement and based on the following maximum all-inclusive price schedule:

 [*****]

     K.   Product Development Costs.  Eos will pay [*****].  Internal costs
          -------------------------
incurred by the Parties for agreed upon activities in direct support of development will be shared equally by the Alliance at actual Fully-Burdened Costs without an additional mark-up by the Parties.

     L.   Third Party Royalties.  Neither Party shall owe the other any royalty
          ---------------------
payments on the Shared Products other than as described in Section III.E.4 and III.H.2. The Alliance will bear responsibility for all third party royalties.

     M.   Business Team.  The Alliance will include a business team consisting
          -------------
of equal numbers and at least one member from each Party but not [*****]. The business team shall be established on or before the date on which the first Product Candidate becomes a Shared Product. The business team will be responsible for a business plan for the commercialization of each Shared Product, including determining whether, when and with what limitations a Shared
Product should be out-licensed.   Each business plan shall include plans (if
applicable) for the marketing of the applicable Shared Products by the Parties in particular territories, either jointly (as a co-promotion), or by one Party as the "lead" marketing Party, and/or the out-licensing of development and marketing rights in specific geographical territories (for example: Asia or Europe) in exchange for the licensee's payment of up-front fees, milestones, future development costs in both the licensed territory and North America, and royalties on net sales in the territory, all payable to the Alliance. All such licensing revenues shall be revenues of the Alliance to be shared equally by the Parties. For marketing of Shared Products by the Parties, the costs of such marketing shall be Alliance costs and the revenues of such marketing shall be Alliance revenues, each to be shared equally by the Parties. It is understood that in no event would the Parties "co-market" any particular Shared Product in any country.

     N.   First Right of Offer for European Development & Marketing Rights.
          ----------------------------------------------------------------
During the first ninety (90) days after the Selection by the Alliance of a particular Shared Product, Medarex

-----------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

shall have the right to decide whether it intends to become the exclusive licensee in the European market for such Shared Product, but provided that Medarex may so elect up to a maximum of [*****] Shared Products. Such right to decide, as to each such Shared Product, shall permanently expire after such ninety (90) days have elapsed, and unless an appropriate license agreement has been executed within an additional period of sixty (60) days, Medarex rights to become such licensee will expire. Should Medarex exercise this right, the Parties will negotiate the terms of such license in good faith and such license shall be appended to the definitive agreements. The subject license shall in any event include the following terms:

 [*****]

     O.   Co-Promotion Rights of the Parties.  If at any time a Party decides
          ----------------------------------
that it wishes to sublicense its rights to co-promote a Shared Product in a given market, the other Party will have the right of first negotiation to obtain full marketing rights to such Shared Product. If the Parties cannot agree on terms within ninety (90) days, then the Party desiring to sublicense its co-promotion rights may do so, however, the terms of such sublicense may not be more attractive to a third party than the best offered to the other Party.

     P.   Monitoring of Eos Productivity.  [*****]
          ------------------------------

     Q.   Nature of the Alliance.  Prior to the acceptance of the first Shared
          ----------------------
Product, the Alliance will create the appropriate structure (if any) to optimize the tax benefits to the Parties.


IV.  LEGAL TERMS
     -----------

     A.   Implementation; Conditions to Closing.  The consummation of the
          -------------------------------------
transactions intended by the Parties as set forth in this Letter will require the negotiation, drafting, execution and delivery of the definitive agreements containing the terms set forth herein and such other terms, conditions, covenants, due diligence obligations, representations, warranties and indemnities as are reasonable and customarily included in agreements relating to similar transactions or are necessary given the particular business needs of either or both of the Parties. It is contemplated that the Parties will sign the definitive agreements on or before April 15, 2000 (the "Closing Date").

     It is further understood that the ability of the Parties to enter into the definitive agreements will be subject to: 1) the prior approval of the definitive agreement(s) by the senior management or board of directors, as appropriate, of Medarex; 2) the prior approval of the definitive agreement(s) by the senior management or board of directors, as appropriate, of Eos; 3) the completion of the Parties' review of the legal, financial, accounting and tax implications of the structure of the transactions contemplated by this Letter, and the satisfaction of the Parties with the results thereof; 4) the completion of necessary and appropriate due diligence; 5) the consummation of a secondary

-----------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

financing by Medarex raising a minimum of $50 million; 6) obtaining any necessary legal or other regulatory approvals.

     B.   Due Diligence.  A list of information to be made available during the
          -------------
due diligence process will be established jointly by the Parties. The Parties will likewise agree on the logistics of the due diligence process.

     C.   Expenses.  Each Party will bear its own expenses in connection with
          --------
the negotiation, drafting, execution and delivery of the definitive agreement(s) contemplated by this Letter.

     D.   Termination.   This Letter may be terminated at any time by mutual
          -----------
written agreement of the Parties. This Letter shall automatically terminate and be of no further force and effect in the event that on or before May 14, 2000, Medarex has not consummated a financing that raises at least $50 million. In addition, if Medarex has not timely performed its payment obligations in Section III.J.1, Eos may terminate upon written notice. If this Letter is not terminated or replaced by definitive agreement(s), it shall remain in full force and effect pursuant to the terms stated herein and shall be enforceable as the de facto agreement of the Parties. Not withstanding the foregoing, the Parties agree that they shall continue at all times to use diligence and good faith efforts to negotiate the final definitive agreement(s) until such time the Parties reach agreement on and enter into such definitive agreement(s).

     E.   Amendment.  This Letter may be modified or amended only by a written
          ---------
document signed by both Parties.

     F.   Public Disclosures.  Neither Party will, without the prior written
          ------------------
consent of the other, issue any press release or make any other public announcement or statement to any person or entity concerning the existence of this Letter, except that the Parties may: 1) make disclosures in compliance with the confidentiality provisions contained in this Letter; 2) disclose to attorneys, consultants and accountants as needed to obtain advice regarding the transactions contemplated by this Letter; 3) make disclosures required by applicable law, 4) disclose to investors, financial advisors and other individuals as reasonably necessary to obtain additional financing.

     G.   Confidentiality.  For purposes of this Section G, each Party's
          ---------------
officers, affiliates, directors, employees, agents and contractors shall be referred to as its respective "Representatives."

For purposes of this Letter, "Confidential Information" shall mean all non-public, confidential, proprietary or trade secret information or material, in original or copied form, that has been or will be disclosed by one Party to the other, either orally or in writing, during the negotiation of the definitive agreements. The following information shall not be considered Confidential Information pursuant to this Letter: 1) information which, at the time of disclosure, is generally available to the public; 2) information which, after disclosure, becomes available to the public by publication or otherwise, other than by breach of this Agreement by the receiving Party or by inadvertent disclosure; 3) information that the receiving Party can establish by competent written evidence was already known to it or was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the disclosing Party.

  "Confidential Information" shall be labeled or indicated as such by the disclosing Party before disclosure to the receiving Party where practicable. In the alternative, the disclosing Party may designate previously disclosed information as "Confidential Information" and thus subject to the protection afforded by this Letter if, within 30 days of disclosure, the disclosing Party notifies the receiving Party in writing of such designation.

The Parties agree to hold in strict confidence and to use all reasonable efforts, in no case less than the efforts exercised by the receiving Party to protect its own Confidential Information, to maintain the secrecy of any and all Confidential Information and may not disclose Confidential Information without the express written consent of the disclosing Party. Such reasonable efforts shall include but not be limited to ensuring that only those Representatives as have a "need to know" such Confidential Information for purposes permitted or contemplated by this Letter shall have access to the Confidential Information. The receiving Party shall not use Confidential Information for the receiving Party's personal gain or for any purpose other than as necessary to the fulfillment of its rights and obligations under this Letter. The Parties agree to cause their Representatives to be similarly bound.

The receiving Party may disclose Confidential Information if compelled to do so by a court or other tribunal of competent jurisdiction, provided that immediately upon receiving notice that such disclosure may be required, receiving Party give written notice by facsimile or overnight mail to the disclosing Party so that the disclosing Party may seek a protective order or other appropriate remedy from said court or tribunal. In any event, the receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of legal counsel, is legally required to be disclosed. Receiving Party shall also exercise reasonable efforts to obtain assurance that confidential treatment will be afforded Confidential Information revealed in such a context.

The obligations set forth in this section G shall survive the termination of this Letter for a period of ten (10) years after the date of such termination

Within thirty (30) days of the termination of this Letter, the receiving Party shall (and shall cause its Representatives to) return to the disclosing Party or destroy all documents and tangible items that contain or refer to Confidential Information, except that receiving Party may retain one copy of each document in its Legal Department files solely to permit compliance with obligations under this Letter or for use in any pending legal proceeding to which such document relates.

     H.   Governing Law.  This Letter and the definitive agreements executed in
          -------------
connection with it shall be governed by the laws of the State of California, without giving effect to its conflict of laws rules and regulations.

     I.   Assignment.  Neither Party may assign its rights or obligations under
          ----------
this Letter or the definitive agreements absent the prior written consent of the other Party.

     J.   Exclusivity.  Each Party agrees not to negotiate with or entertain
          -----------
negotiations from other Parties while this Letter is in effect, to the extent that such negotiations would conflict with those contemplated by this Letter.

     K.   Entire agreement.  Upon execution and delivery of the definitive
          ----------------
agreements, the terms and conditions thereof shall constitute the entire agreement of the Parties with respect to the subject matter of this Letter.
The definitive agreements shall supersede the Letter and any and all previous agreements between the Parties, whether written or oral, with the exception of the Research and Commercialization Agreement effective August 2, 1999, and the Amended and Restated Research and Commercialization Agreement currently being negotiated between the Parties to the extent that it is ultimately executed into full force and effect.

     L.     [*****]

Enclosed are two originals of this binding Letter of Intent. If the terms of this Letter are agreeable to Medarex, please execute both originals and return one to me at the above address.

                              Sincerely,

                              /s/David W. Martin, Jr.

                              David W. Martin, M.D.
                              President and Chief Executive Officer

Accepted by:

/s/Donald L. Drakeman
---------------------

Donald L. Drakeman (Name)
------------------

President & CEO (Title)
---------------

February 10, 2000 (Date)
-----------------

-----------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

                                   Exhibit A

                                   TERM SHEET
                                   ----------

[*****]

-----------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

                                   EXHIBIT B

                              ESCROW INSTRUCTIONS

[*****]

-----------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".